                                                                     EXHIBIT A-4



                               ARTICLES OF MERGER

                                     merging

                           RELIANT ENERGY REGCO, INC.
                            (a Delaware corporation)

                                       and

                            CENTERPOINT ENERGY, INC.
                              (a Texas corporation)

                                  with and into

                           RELIANT ENERGY REGCO, INC.
                              (a Texas corporation)

                  Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), Reliant Energy Regco, Inc., a Delaware corporation ("Regco-DE"), CenterPoint Energy, Inc., a Texas corporation ("CPE"), and Reliant Energy Regco, Inc., a Texas corporation (the "Surviving Corporation"), hereby adopt the following Articles of Merger for the purpose of effecting the merger (the "Merger") of Regco-DE and CPE with and into the Surviving Corporation, with the Surviving Corporation continuing in existence following the Merger as the surviving corporation:

         FIRST: The name and state of incorporation of each party (the "Constituent Entities") to the Agreement and Plan of Merger dated as of October 3, 2001 (the "Agreement and Plan of Merger") are as follows:

                  Name                                                 State of Incorporation
                  ----                                                 ----------------------
                  Reliant Energy Regco, Inc.                           Delaware
                  CenterPoint Energy, Inc.                             Texas
                  Reliant Energy Regco, Inc.                           Texas

         SECOND: The Agreement and Plan of Merger was approved by the stockholders of Regco-DE in the manner required by Section 251 of the General Corporation Law of the State of Delaware and by the stockholders of CPE and the Surviving Corporation in the manner required by Article 5.03 of the TBCA.

         THIRD: No amendments to the articles of incorporation of the Surviving Corporation are to be effected by the Merger, except that ARTICLE I thereof shall be amended to read in its entirety as follows:

                                   "ARTICLE I

            The name of the corporation is CenterPoint Energy, Inc."

         FOURTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 1111 Louisiana, Houston, Texas 77002, and a copy of the Agreement and Plan of Merger will be furnished by such entity, on written request and without cost, to any stockholder of the Constituent Entities.

         FIFTH: The outstanding capital stock of Regco-DE consists of 1,000 shares of common stock, par value $1.00 per share (the "Regco-DE Common Stock"). The holder of all shares of the Regco-DE Common Stock, Reliant Energy, Incorporated ("REI"), signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         SIXTH: The outstanding capital stock of CPE consists of 1,000 shares of common stock, par value $1.00 per share (the "CPE Common Stock"). The holder of all shares of the CPE Common Stock, REI, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         SEVENTH: The outstanding capital stock of the Surviving Corporation consists of 1,000 shares of common stock, without par value (the "Surviving Corporation Common Stock"). The holder of all shares of the Surviving Corporation Common Stock, REI, signed a written consent approving the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         EIGHTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Delaware and by the constituent documents of Regco-DE.

         NINTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all actions required by the laws of the State of Texas and by the constituent documents of each of CPE and the Surviving Corporation.

         TENTH: The Surviving Corporation will be responsible for the payment of any fees and franchise taxes payable by each of Regco-DE and CPE to the State of Texas and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

                  IN WITNESS WHEREOF, each undersigned corporation has caused these Articles of Merger to be executed on its behalf on October 4, 2001.


                                 RELIANT ENERGY REGCO, INC.
                                 a Delaware corporation



                                 By: /s/ MARC KILBRIDE
                                    ------------------------------------------
                                          Name: Marc Kilbride
                                               -------------------------------
                                          Title: Vice President and Treasurer
                                                ------------------------------


                                 CENTERPOINT ENERGY, INC.
                                 a Texas corporation



                                 By: /s/ RUFUS S. SCOTT
                                    ------------------------------------------
                                          Name: Rufus S. Scott
                                               -------------------------------
                                          Title: Vice President
                                                ------------------------------


                                 RELIANT ENERGY REGCO, INC.
                                 a Texas corporation



                                 By: /s/ RUFUS S. SCOTT
                                    ------------------------------------------
                                          Name: Rufus S. Scott
                                               -------------------------------
                                          Title: Vice President
                                                ------------------------------